Exhibit 99.1

Asure Software Reports Strong Third Quarter 2016 Financial Results

Company Reaffirms Guidance for Full Year

AUSTIN, TX – November 14, 2016 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the third quarter ended September 30, 2016. The company also reported pro forma unaudited results, which included results from the acquisition of Mangrove Software as if it was completed on January 1, 2015.

Third Quarter 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	Q3 2016	Q3 2015	Change (%)	Q3 2016	Q3 2015	Change (%)
Revenue	$9.4	$6.7	42%	$9.4	$8.9	6%

Gross Margin	$7.4	$4.9	51%	$7.4	$6.8	8%
Gross Margin (as a % of revenue)	78.5%	73.7%	7%	78.5%	76.6%	3%

EBITDA (excluding one-time expenses)	$2.3	$0.8	199%	$2.3	$1.3	77%

Net Income (Loss)	$0.3	$(0.6)	155%	$0.3	$(0.7)	147%
Net Income (Loss) per Diluted Share, Excluding one-time expenses	$0.10	$(0.09)	211%	$0.10	$(0.10)	200%

Year to Date 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	YTD 2016	YTD 2015	Change (%)	YTD 2016	YTD 2015	Change (%)
Revenue	$25.8	$20.1	28%	$28.0	$26.3	6%

Gross Margin	$19.9	$14.9	34%	$21.6	$19.9	8%
Gross Margin (as a % of revenue)	77.0%	73.8%	4%	77.1%	75.7%	2%

EBITDA (excluding one-time expenses)	$5.3	$3.1	70%	$5.8	$4.1	43%

Net Income (Loss)	$(1.1)	$(1.0)	-15%	$(0.3)	$(1.9)	85%
Net Income (Loss) per Diluted Share, Excluding one-time expenses	$0.15	$(0.09)	267%	$0.17	$(0.23)	174%

Third Quarter 2016 Operational Highlights
•	Secured a new three-year deal with one of the company’s largest customers, Packers Sanitation Services (PSSI).
•	Total bookings for the quarter were up 19% year-over-year and up 39% year-to-date.
•
Backlog totaled $3.9 million, a 49% increase compared to the prior quarter and a 22% increase from the year-ago quarter. The company continues to expect many enterprise clients to move through the implementation process throughout the rest of fiscal 2016 and 2017, which will result in conversion from backlog to reported revenue growth.

•	Secured several new wins across a range of industry verticals with leading enterprises, including Procter & Gamble, Merck, ExxonMobil, and Apple.
•	Launched Version 8 of core HCM software, which the company expects to start selling and installing in the fourth quarter.

•	Cross-sell opportunities grew 452% from the second quarter, reflecting the increasing amount of synergies realized by the company since its acquisition of Mangrove Software in March 2016.

•	Overall pipeline of deals increased 212% from the second quarter, as the company continues to integrate its sales team to sell its entire suite of time and labor, workforce, and HCM solutions.

Third Quarter 2016 Financial Results
•
Revenue for the quarter increased 42% to $9.4 million from $6.7 million in the same year-ago quarter. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, revenue increased 6% to $9.4 million from $8.9 million in the same year-ago quarter.

•	Recurring revenue for the quarter as a percent of total revenue was 74%, as compared to 75% in the third quarter of 2015.
•	Cloud revenue increased 65%, on premise software revenue increased 213%, and professional services revenue increased 78% from the third quarter of 2015.
•	Gross margin for the quarter was $7.4 million (78.5% of total revenue), a 51% increase from $4.9 million (73.7% of total revenue) in the third quarter of 2015.
•
EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)* excluding one-time items* for the quarter totaled $2.3 million, an increase of 199% compared to $767,000 in the third quarter of 2015.

•
Net income per share (excluding one-times*) for the third quarter totaled $0.10, compared to net loss per share (excluding one-times*) of $(0.09) in the third quarter of 2015. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, net income per share (excluding one-times*) totaled $0.10, an improvement from a net loss per share (excluding one-times*) of $(0.10) in the same year-ago quarter.

Financial Outlook
On a pro forma basis, including the company’s acquisition of Mangrove on March 21, 2016 and under the condition that Mangrove and Asure had been combined as a single company on January 1, 2016, Asure management reaffirmed its previously raised guidance for fiscal 2016 ending December 31:

2016 Financial Guidance	Fiscal 2016 (vs. Fiscal 2015)
Revenue	$37.75 million to $38.75 million (+40.3% to +44.0% vs. YTD 2015 actual)
EBITDA, excluding one-time items	$7.75 million to $8.25 million (+107.6% to +120.9% vs. YTD 2015 actual)
Net income per share, excluding one-time items	$0.22 to $0.30 (vs. a loss of $0.17 YTD 2015 actual)

Management Commentary
“After an important quarter defined by wide-scale integration, cost reductions, and efficiency realizations, Q3 represented the beginning of a ‘new normal’ for Asure—a period where our unified platform and expanded market focus led us to realize many of the benefits we expected in this new stage of growth,” said company CEO, Pat Goepel. “Not only did we continue to see a year-over-year increase in many of our key metrics, such as pro forma revenue, gross margin, and EBITDA, but we also produced another quarter of profitability, demonstrating the strong demand for both our established and new solutions, as well as the continued near-term realization of some of the synergies from the Mangrove acquisition.

“While our cloud bookings were down for the quarter, due to a large win we experienced in Q3 of last year, total bookings were up 19% year-over-year and 39% year-to-date, and are expected to continue increasing as more customers begin to purchase the newest versions of our products, which we recently released. In addition, we realized significant growth in our cloud revenue, professional services revenue, and on premise revenue—which, when combined with how we’ve streamlined our backlog conversion process over the first half of 2016, speaks to how we’re able to quickly and sustainably scale our revenue base. In fact, we experienced a strong conversion of enterprise clients from backlog to revenue during Q3, despite seeing a healthy increase in our overall backlog, which was primarily due to securing a new three-year deal with PSSI, one of our largest clients to-date.”

Brad Wolfe, CFO of Asure Software, added: “The increase in backlog and the addition of new products and cross-sell opportunities has set up the company for a strong 2017. In addition, the investment in infrastructure and process is increasing both the leverage and scalability of our business, which enables us to achieve higher throughput and lower operational costs. This, in turn, allows us ramp up our investment in our sales and marketing initiatives and product portfolio, which we believe will accelerate our expansion and growth goals.”

Goepel continued: “In summary, Q3 was another strong and encouraging quarter for us. From an operational standpoint, we experienced a considerable amount of progress from where we were just a quarter ago, having built the foundation for a stronger level of growth in the months and quarters ahead. Given this progress and the fact that our sales pipeline is shaping up to be promising in the near future, we believe we can achieve our financial guidance for 2016, which we raised in Q2.”

Conference Call Details
Asure management will host a conference call today at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Brad Wolfe will host the presentation, followed by a question and answer period.

Date: Monday, November 14, 2016
Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)
U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 2876476

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR) is headquartered in Austin, Texas with regional headquarters in London, England. Asure helps companies better manage their global, mobile workforces with cloud-based and mobile solutions that bring people, time, space and assets together in a meaningful way. The company serves approximately 7,000 clients worldwide with workplace and workforce management solutions that offer innovative ways to help meet the needs of an agile workforce. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
 Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

Company Contact:
Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2016 (Unaudited)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$289	$1,158
Accounts and note receivable, net of allowance for doubtful accounts of $136 and $145 at September 30, 2016 and December 31, 2015, respectively	6,599	4,671
Inventory	616	784
Prepaid expenses and other current assets	1,441	1,072
Total current assets before funds held for clients	8,945	7,685
Funds held for clients	12,264	-
Total current assets	21,209	7,685
Property and equipment, net	1,764	2,212
Goodwill	26,263	17,436
Intangible assets, net	12,779	6,026
Other assets	42	458
Total assets	$62,057	$33,817
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost	$5,099	$909
Accounts payable	2,542	2,670
Accrued compensation and benefits	1,180	715
Other accrued liabilities	1,960	1,181
Deferred revenue	8,905	10,803
Total current liabilities before client fund obligations	19,686	16,278
Client fund obligations	12,264	-
Total current liabilities	31,950	16,278
Long-term liabilities:
Deferred revenue	844	947
Notes payable, net of debt issuance cost	25,464	12,384
Other liabilities	315	490
Total long-term liabilities	26,623	13,821
Total liabilities	58,573	30,099
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,916 and 6,674 shares issued, 6,532 and 6,290 shares outstanding at September 30, 2016 and December 31, 2015, respectively	69	67
Treasury stock at cost, 384 shares at September 30, 2016 and December 31, 2015	(5,017)	(5,017)
Additional paid-in capital	280,374	279,649
Accumulated deficit	(272,006)	(270,903)
Accumulated other comprehensive income (loss)	64	(78)
Total stockholders’ equity	3,484	3,718
Total liabilities and stockholders’ equity	$62,057	$33,817

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Revenues:
Cloud revenue	$5,630	$3,413	$14,881	$10,201
Hardware revenue	676	835	2,644	2,467
Maintenance and support revenue	1,078	1,434	3,509	4,541
On premise software license revenue	754	241	1,352	728
Professional services revenue	1,302	731	3,440	2,208
Total revenues	9,440	6,654	25,826	20,145
Cost of sales	2,026	1,750	5,932	5,281
Gross margin	7,414	4,904	19,894	14,864

Operating expenses
Selling, general and administrative	5,046	3,866	14,853	10,926
Research and development	761	786	2,217	2,267
Amortization of intangible assets	625	505	1,628	1,514
Total operating expenses	6,432	5,157	18,698	14,707

Income (loss) from operations	982	(253)	1,196	157

Other income (loss)
Interest income	-	-	10	-
Loss on lease termination	-	-	-	(110)
Foreign currency gain (loss)	(11)	(5)	(9)	(13)
Loss on debt refinancing	-	(4)	-	(4)
Interest expense and other	(609)	(266)	(1,461)	(828)
Interest expense- amortization of original issue discount (OID)	-	(3)	-	(19)
Acquisition costs	-	-	(706)	-
Total other loss, net	(620)	(278)	(2,166)	(974)

Income (loss) from operations before income taxes	362	(531)	(970)	(817)
Income tax provision	(47)	(43)	(133)	(145)
Net income (loss)	$315	$(574)	$(1,103)	$(962)
Other comprehensive income (loss)
Foreign currency gain (loss)	26	27	142	(8)
Other comprehensive income (loss)	$341	(547)	$(961)	$(970)

Basic and diluted net income (loss) per share
Basic	$0.05	$(0.09)	$(0.17)	$(0.16)
Diluted	$0.05	$(0.09)	$(0.17)	$(0.16)
Weighted average basic and diluted shares
Basic	6,534,000	6,290,000	6,383,000	6,138,000
Diluted	6,548,000	6,290,000	6,383,000	6,138,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,103)	$(962)
Adjustments to reconcile net loss to net cash (used in) provided by operations:
Depreciation and amortization	2,686	2,324
Provision for doubtful accounts	50	70
Share-based compensation	166	335
Loss on debt financing	-	4
Other	94	28
Changes in operating assets and liabilities:
Accounts receivable	(1,678)	977
Inventory	169	(530)
Prepaid expenses and other assets	124	(927)
Accounts payable	(189)	542
Accrued expenses and other long-term obligations	951	354
Deferred revenue	(2,000)	(222)
Net cash (used in) provided by operating activities	(730)	1,993

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(12,000)	-
Purchases of property and equipment	(128)	(1,290)
Disposals of property and equipment	-	18
Collection of note receivable	223	-
Net change in funds held for clients	4,155	-
Net cash used in investing activities	(7,750)	(1 272)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	16,823	4,250
Payments on notes payable	(5,173)	(5,527)
Payments on amendment of senior notes payable	-	(75)
Debt financing fees	(438)	-
Payments on capital leases	(158)	(147)
Net proceeds from exercise of stock options	561	585
Net change in client fund obligations	(4,155)	-
Net cash provided by (used in) financing activities	7,460	(914)

Effect of foreign exchange rates	151	(5)

Net decrease in cash and cash equivalents	(869)	(198)
Cash and cash equivalents at beginning of period	1,158	320
Cash and cash equivalents at end of period	$289	$122

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$817	$597

Non-cash Investing and Financing Activities:
Note receivable from customer	-	601
Subordinated notes payable – Mangrove acquisition	6,000	-
Accrued purchases of property and equipment	-	17

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED
$000s	September 30, 2016	September 30, 2015
Net Income (loss)	$315	$(574)
Interest and amortization of OID	529	269
Tax	47	43
Depreciation	249	160
Amortization	731	611
Stock Compensation	60	237
EBITDA	1,931	746
One-time items	365	21
EBITDA excluding one-time items	$2,296	$767

FOR THE NINE MONTHS ENDED
$000s	September 30, 2016	September 30, 2015
Net Loss	$(1,103)	$(962)
Interest and amortization of OID	1,376	847
Tax	133	145
Depreciation	739	492
Amortization	1,947	1,832
Stock Compensation	166	335
EBITDA	3,258	2,689
One-time items	2,048	436
EBITDA excluding one-time items	$5,306	$3,125

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items
FOR THE THREE MONTHS ENDED
$000
	September 30, 2016	September 30, 2015
Net Loss	$315	$(574)
Legal & Professional Services	136	17
Severance, Recruitment & Relocation	88	-
Other one-time items (net)	141	4
Sub-total excluding Taxes	365	21
Sub-total one-time items	365	21
Net Income excluding one-time items	$680	$(553)

FOR THE NINE MONTHS ENDED
$000
	September 30, 2016	September 30, 2015
Net Loss	$(1,103)	$(962)
Legal & Professional Services	982	35
Severance, Recruitment & Relocation	809	55
Other one-time items (net)	257	346
Sub-total excluding Taxes	2,048	436
Sub-total one-time items	2048	436
Net Income excluding one-time items	$945	$(526)